UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2014

HALLMARK FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-11252		87-0447375
(Commission File Number)		(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Hallmark Financial Services, Inc. on September 30, 2014, in order to reflect the acceptance of the severance package referenced therein which became effective on October 23, 2014.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Mark J. Morrison as Senior Executive Vice President of Hallmark Financial Services, Inc. (the “Company”) was terminated on September 25, 2014. At that time, the Company offered Mr. Morrison a severance package. The severance package was subsequently accepted and ultimately became effective on October 23, 2014.

The severance package provides for the continuation of Mr. Morrison’s base salary, medical and dental benefits, and life and disability insurance coverage for a period of up to one year, subject to earlier termination in the event he accepts any other employment or performs compensable services for any person engaged in the property/casualty insurance business. In consideration of these severance benefits, Mr. Morrison released any claims that he might otherwise assert against the Company and agreed to various common post-employment covenants.

The foregoing description of the severance package provided to Mr. Morrison is qualified in its entirety by reference to the definitive document filed as an exhibit to this Form 8-K/A and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Letter agreement dated September 25, 2014, between Hallmark Financial Services, Inc. and Mark J. Morrison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date:October 28, 2014	By:	/s/ Jeffrey R. Passmore
Jeffrey R. Passmore Chief Accounting Officer